                                                                     EXHIBIT 4.1

================================================================================






                      FLEETWOOD CREDIT RECEIVABLES CORP.,
                                   as Seller,



                                      and



                            ______________________,
                                as Owner Trustee





               _________________________________________________

                                TRUST AGREEMENT

                         Dated as of ____________, 199

               _________________________________________________



================================================================================

                               TABLE OF CONTENTS

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                                                       ARTICLE ONE

                                                       DEFINITIONS
Section 1.01.     Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
Section 1.02.     Interpretive Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4


                                                       ARTICLE TWO

                                                       ORGANIZATION

Section 2.01.     Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
Section 2.02.     Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
Section 2.03.     Purposes and Powers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
Section 2.04.     Appointment of Owner Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
Section 2.05.     Initial Capital Contribution of Owner Trust Estate  . . . . . . . . . . . . . . . . . . . . . . .     6
Section 2.06.     Declaration of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
Section 2.07.     Title to Trust Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
Section 2.08.     Situs of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
Section 2.09.     Representations and Warranties of the Seller  . . . . . . . . . . . . . . . . . . . . . . . . . .     7
Section 2.10.     Federal Income Tax Allocations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8


                                                      ARTICLE THREE

                                          CERTIFICATES AND TRANSFER OF INTERESTS

Section 3.01.     Initial Ownership   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
Section 3.02.     The Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
Section 3.03.     Authentication and Delivery of Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . .     9
Section 3.04.     Registration of Transfer and Exchange of Certificates   . . . . . . . . . . . . . . . . . . . . .     9
Section 3.05.     Mutilated, Destroyed, Lost or Stolen Certificates   . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 3.06.     Persons Deemed Owners   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 3.07.     Access to List of Certificateholders' Names and Addresses   . . . . . . . . . . . . . . . . . . . .  11
Section 3.08.     Maintenance of Office or Agency   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 3.09.     Temporary Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Section 3.10.     Appointment of Paying Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Section 3.11.     Ownership by the Seller of Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Section 3.12.     Book-Entry Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Section 3.13.     Notices to Clearing Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 3.14.     Definitive Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14





                                      (i)
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Section 3.15.     Repayment of Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                                       ARTICLE FOUR

                                                 ACTIONS BY OWNER TRUSTEE

Section 4.01.     Prior Notice to Owners with Respect to Certain Matters  . . . . . . . . . . . . . . . . . . . . . .  16
Section 4.02.     Action by Owners with Respect to Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section 4.03.     Action by Owners with Respect to Bankruptcy   . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Section 4.04.     Restrictions on Owners' Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Section 4.05.     Majority Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17


                                                       ARTICLE FIVE

                                        APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 5.01.     Certificate Distribution Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Section 5.02.     Application of Trust Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Section 5.03.     Method of Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Section 5.04.     No Segregation of Monies; No Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 5.05.     Accounting and Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 5.06.     Signature on Returns; Tax Matters Partner   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19


                                                       ARTICLE SIX

                                          AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 6.01.     General Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 6.02.     General Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 6.03.     Action Upon Instruction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 6.04.     No Duties Except as Specified in this Agreement or in Instructions  . . . . . . . . . . . . . . . .  21
Section 6.05.     No Action Except Under Specified Documents or Instructions  . . . . . . . . . . . . . . . . . . . .  22
Section 6.06.     Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22


                                                      ARTICLE SEVEN

                                               CONCERNING THE OWNER TRUSTEE

Section 7.01.     Acceptance of Trusts and Duties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 7.02.     Furnishing of Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
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                                      (ii)
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Section 7.03.     Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 7.04.     Reliance; Advice of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 7.05.     Not Acting in Individual Capacity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 7.06.     Owner Trustee Not Liable for Securities or Receivables  . . . . . . . . . . . . . . . . . . . . . .  25
Section 7.07.     Owner Trustee May Own Certificates and Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . .  26


                                                      ARTICLE EIGHT

                                              COMPENSATION OF OWNER TRUSTEE

Section 8.01.     Owner Trustee's Fees and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 8.02.     Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 8.03.     Payments to the Owner Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27


                                                       ARTICLE NINE

                                              TERMINATION OF TRUST AGREEMENT

Section 9.01.     Termination of Trust Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Section 9.02.     Insolvency Event with Respect to Seller   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29


                                                       ARTICLE TEN

                                         SUCCESSOR AND ADDITIONAL OWNER TRUSTEES

Section 10.01.  Eligibility Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Section 10.02.  Resignation or Removal of Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Section 10.03.  Successor Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 10.04.  Merger or Consolidation of Owner Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 10.05.  Appointment of Co-Trustee or Separate Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31


                                                      ARTICLE ELEVEN

                                                      MISCELLANEOUS

Section 11.01.  Supplements and Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Section 11.02.  No Legal Title to Trust Estate in Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Section 11.03.  Limitations on Rights of Others . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Section 11.04.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
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Section 11.05.  Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Section 11.06.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Section 11.07.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Section 11.08.  No Petition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Section 11.09.  No Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Section 11.10.  Certificates Nonassessable and Fully Paid . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Section 11.11.  Table of Contents and Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Section 11.12.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Section 11.13.  Seller Payment Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37


                                                         EXHIBITS

Exhibit A - Form of Certificate Depository Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
Exhibit B - Form of Certificate of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1
Exhibit C - Form of Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1





                                      (iv)

         This Trust Agreement, dated as of ___________, 199 , is among Fleetwood Credit Receivables Corp., a California corporation ("FCRC"), as Seller, and __________, a ___________, as trustee of the Fleetwood Credit RV Receivables 199 - Owner Trust, a Delaware business trust.

                                  WITNESSETH:

         In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                                  ARTICLE ONE

                                  DEFINITIONS

         Section 1.01. Definitions. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement or, if not defined therein, in the Indenture. Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the following meanings:

         "Agreement" means this Trust Agreement, as the same may be amended or supplemented from time to time.

         "Applicants" has the meaning set forth in Section 3.07.

         "Benefit Plan" means (i) an employee benefit plan (as such term is defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

         "Book-Entry Certificate" means a beneficial interest in the Certificates, the ownership of which shall be evidenced, and transfers of which shall be made, through book entries by a Clearing Agency as described in
Section 3.12.

         "Business Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq., as the same may be amended from time to time.

         "Certificate Depository Agreement" means the agreement dated
Clearing Agency, substantially in the form attached as Exhibit A hereto, relating to all Certificates other than the Seller Certificate, as the same may be amended and supplemented from time to time.

         "Certificate of Trust" means the Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute, substantially in the form of Exhibit B hereto.

         "Certificate Owner" means (i) with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in either case in accordance with the rules of such Clearing Agency) and (ii) with respect to a Definitive Certificate, the related Certificateholder.

         "Certificate Register" and "Certificate Registrar" mean the register maintained and the registrar (or any successor thereto) appointed pursuant to
Section 3.04.

         "Certificateholder" means the Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement or the other Basic Documents, the interest evidenced by any Certificate registered in the name of the Seller, Fleetwood Credit or any of their respective Affiliates shall not be taken into account in determining whether the requisite percentage necessary to effect such consent, waiver, request or demand in respect of the Certificates shall have been obtained.

         "Certificates" means the trust certificates evidencing the beneficial interest of an Owner in the Trust, substantially in the form of Exhibit C hereto.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" means __________, 199 .

         "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

         "Definitive Certificates" has the meaning set forth in Section 3.12.

         "DTC" means The Depository Trust Company, and its successors.

         "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Indemnified Parties" has the meaning set forth in Section 8.02.

         "Indenture" means the indenture dated as of __________ 1, 199 , between the Trust and the Indenture Trustee.

         "Mandatory Prepayment" has the meaning set forth in Section 3.15(b).

         "Original Certificate Balance" means $____________.

         "Owner" means each Holder of a Certificate.

         "Owner Trustee" means ______________, a ____________, as trustee under this Agreement, and any successor Owner Trustee hereunder.

         "Owner Trustee Corporate Trust Office" means the office of the Owner Trustee at which its corporate trust business shall be administered, which initially shall be ______________, Attention: _______________, or such other office at such other address as the Owner Trustee may designate from time to time by notice to the Certificateholders, the Servicer and the Seller. The foregoing address of ___________ shall be its address for purposes of its acting as Certificate Registrar and as agent of the Owner Trustee pursuant to Sections 3.04 and 3.08, or such other office at such other address as the Owner Trustee may designate from time to time by notice to the Certificateholders, the Servicer and the Seller.

         "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 3.10.

         "Pre-Funded Percentage" means, with respect to the Certificates, the percentage derived from the fraction, the numerator of which is the Original Certificate Balance, and the denominator of which is the sum of the Original Note Balance and the Original Certificate Balance.

         "Sale and Servicing Agreement" means the sale and servicing agreement, dated as of ____________ 1, 199 , among the Issuer, the Seller and the Servicer, as the same may be amended or supplemented from time to time.

         "Secretary of State" means the Secretary of State of the State of Delaware.

         "Seller Certificate" means the Certificate purchased by the Seller on the Closing Date pursuant to Section 3.11, having an initial principal balance equal to $_________.

         "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

         "Trust Estate" means (i) the Receivables (other than Repurchased Receivables) and all payments due thereunder on and after the Initial Cutoff Date or any Subsequent Cutoff Date, as the case may be, other than Accrued Interest as of the opening of business on the Initial Cutoff Date or any Subsequent Cutoff Date, as the case may be; (ii) security interests in the Financed Vehicles; (iii) such monies as are from time to time on deposit in the Collection Account, the

Distribution Accounts, the Pre-Funding Account, the Yield Supplement Account and the Reserve Fund (including Investment Earnings thereon) and all proceeds thereof; (iv) the Servicer Letter of Credit, if any; (v) the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and have been repossessed by or on behalf of the Owner Trustee; (vi) proceeds from claims on any physical damage, credit life or disability Insurance Policies covering the Financed Vehicles or the Obligors; (vii) the Seller's rights under the Receivables Purchase Agreement;
(viii) the right of the Seller to receive payments pursuant to repurchase obligations of Dealers relating to the Receivables; and (ix) all proceeds of the foregoing.

         "Underwriters" means ___________________.

         Section 1.02. Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular, (ii) references to this Agreement include all Exhibits hereto, (iii) references to words such as "herein", "hereof" and the like shall refer to this Agreement as a whole and not to any particular part, Article or Section herein, (iv) references to an Article or Section such as "Article One" or "Section 1.01" shall refer to the applicable Article or Section of this Agreement, (v) the term "include" and all variations thereof shall mean "include without limitation", (vi) the term "or" shall include "and/or", (vii) the term "proceeds" shall have the meaning ascribed to such term in the UCC, (viii) references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form, (ix) references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Agreement, (x) references to Persons include their permitted successors and assigns and (xi) all accounting terms used but not defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

                                  ARTICLE TWO

                                  ORGANIZATION

         Section 2.01. Name. The Trust created hereby shall be known as the "Fleetwood Credit RV Receivables 199 - Owner Trust", in which name the Owner Trustee may conduct the activities of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

         Section 2.02. Office. The principal office of the Trust shall be in care of the Owner Trustee at the Owner Trustee Corporate Trust Office or at such other address in the State of Delaware as the Owner Trustee may designate from time to time by written notice to the Owners and the Seller. Copies of this Agreement (without exhibits) may be obtained by Certificateholders upon request in writing to the Owner Trustee at the Owner Trustee Corporate Trust Office.

         Section 2.03.    Purposes and Powers.

         (a) The sole purpose of the Trust is to conserve the Trust Estate and collect and disburse the periodic income therefrom for the use and benefit of the Owners, and in furtherance of such purpose to engage in the following ministerial activities:

                (i) to acquire, hold and manage the Receivables and the other assets of the Trust and proceeds therefrom;

                (ii) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement and to sell the Notes and the Certificates;

                (iii)    to make payments on the Notes and the Certificates; and

                (iv) to engage in those activities, including entering into agreements, that are necessary to accomplish the foregoing or are incidental thereto or connected therewith.

The Trust shall not engage in any activities other than in connection with the foregoing. Nothing contained herein shall be deemed to authorize the Owner Trustee, on behalf of the Trust, to engage in any business operations or any activities other than those set forth in the introductory sentence of this Section. Specifically, the Owner Trustee, on behalf of the Trust, shall have no authority to engage in any business operations, acquire any assets other than those specifically included in the Trust Estate or otherwise vary the assets held by the Trust. Similarly, the Owner Trustee shall have no discretionary duties other than performing those ministerial acts set forth above necessary to accomplish the purpose of the Trust as set forth in the introductory sentence of this Section.

         Section 2.04. Appointment of Owner Trustee. The Seller hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein, and the Owner Trustee hereby accepts such appointment.

         Section 2.05. Initial Capital Contribution of Owner Trust Estate. The Seller hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, on behalf of the Trust, as of the date hereof, the sum of $1.00. The Owner Trustee hereby acknowledges receipt in trust from the Seller, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Estate and shall be deposited in the Certificate Distribution Account. The Seller shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

         Section 2.06. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the sole purpose of conserving the Trust Estate and collecting and disbursing the periodic income therefrom for the use and benefit of the Owners, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a partnership, with the assets of the partnership being the Receivables and other assets held by the Trust and with the partners of the partnership being the Certificateholders (including the Seller) and the Notes being debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute for the sole purpose and to the extent necessary to accomplish the purpose of the Trust as set forth in the introductory sentence of Section 2.03.

         Section 2.07. Title to Trust Property. Legal title to the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee or a separate trustee, as the case may be.

         Section 2.08. Situs of Trust. The Trust shall be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of California, the State of Delaware or the State of New York. The Trust shall not have any employees in any State other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments shall be received by the Trust only in Delaware or New York and payments shall be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Owner Trustee Corporate Trust Office.

         Section 2.09.    Representations and Warranties of the Seller.

         (a) The Seller hereby represents and warrants to the Owner Trustee that:

                 (i) The Seller is duly organized and validly existing as a corporation organized and existing and in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business and had at all relevant times, and has, power, authority and legal right to acquire and own the Receivables.

                 (ii) The Seller is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications.

                 (iii) The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Owner Trustee on behalf of the Trust as part of the Trust Estate and has duly authorized such sale and assignment and deposit with the Owner Trustee on behalf of the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Seller by all necessary corporate action.

                 (iv) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in the breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of the properties of the Seller pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

                 (v) There are no Proceedings or investigations pending, or to the Seller's best knowledge threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties:
         (A) asserting the invalidity of this Agreement, any of the other Basic Documents or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any other Basic Document, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, any other Basic Document or the Certificates or (D) involving the Seller and that might adversely affect the federal income tax or other federal, state or local tax attributes of the Certificates.

         Section 2.10. Federal Income Tax Allocations. The Certificateholders shall be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates for such month, including interest accruing at the Pass-Through Rate for such month and interest at the Pass-Through Rate on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the related Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation shall be reduced by any amortization by the Trust of premium on the Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Seller. The Seller is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the income, gain, loss and deduction to the Seller or to the Certificate Owners, or as otherwise required by the Code.

                                 ARTICLE THREE

                     CERTIFICATES AND TRANSFER OF INTERESTS

         Section 3.01. Initial Ownership. Upon the formation of the Trust by the contribution by the Seller pursuant to Section 2.05 and until the issuance of the Certificates, the Seller shall be the sole beneficiary of the Trust.

         Section 3.02. The Certificates. The Certificates shall be substantially in the form of Exhibit C hereto. The Certificates shall be issuable in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof. The Certificates shall be executed by the Owner Trustee on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee and attested on behalf of the Owner Trustee by the manual or facsimile signature of an authorized officer of the Owner Trustee and shall be deemed to have been validly issued when so executed. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Owner Trustee shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. All Certificates shall be dated the date of their authentication.

         Section 3.03. Authentication and Delivery of Certificates. The Owner Trustee shall cause to be authenticated and delivered upon the order of the Seller, in exchange for the Initial Receivables and the other assets of the Trust, simultaneously with the sale, assignment and transfer to the Trust of the Initial Receivables, and the constructive delivery to the Owner Trustee of the Receivable Files and the other assets of the Trust, Certificates duly authenticated by the Owner Trustee, in authorized denominations equaling in the aggregate the Original Certificate Balance evidencing the entire ownership of the Trust. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in the form of Certificate attached hereto as Exhibit C, executed by the Owner Trustee or its authenticating agent, by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. Upon issuance, authentication and delivery pursuant to the terms hereof, the Certificates will be entitled to the benefits of this Agreement.

         Section 3.04.    Registration of Transfer and Exchange of
Certificates.

         (a) The Certificate Registrar shall keep or cause to be kept, a Certificate Register, subject to such reasonable regulations as it may prescribe. The Certificate Register shall provide for the registration of Certificates and transfers and exchanges of Certificates as provided herein. _____________, Attention: ________________, as agent for the Owner Trustee, is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.
In the event that, subsequent to the Closing Date, the Owner Trustee notifies the Servicer that ___________ is unable to act as Certificate

Registrar, the Servicer shall appoint another bank or trust company, having an office or agency located in The City of New York, agreeing to act in accordance with the provisions of this Agreement applicable to it, and otherwise acceptable to the Owner Trustee, to act as successor Certificate Registrar hereunder.

         (b) Upon surrender for registration of transfer of any Certificate at the office of the Certificate Registrar, the Owner Trustee shall execute, authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate principal amount.

         (c) At the option of a Certificateholder, Certificates may be exchanged for other Certificates in authorized denominations of a like aggregate principal amount, upon surrender of the Certificates to be exchanged at the office of the Certificate Registrar. Whenever any Certificates are so surrendered for exchange, the Owner Trustee on behalf of the Trust shall execute, authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver) the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

         (d) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee may require payment of a sum sufficient to cover any Tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (e) The Certificates may not be acquired by or for the account of a Benefit Plan. By accepting and holding a Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan nor will it hold such Certificate for the account of a Benefit Plan.

         (f) All Certificates surrendered for registration of transfer or exchange shall be promptly cancelled by the Owner Trustee, and no Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Owner Trustee shall dispose of cancelled Certificates in accordance with the normal industry practice.

         Section 3.05.    Mutilated, Destroyed, Lost or Stolen Certificates.
If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice that such Certificate has been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee or its authenticating agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and fractional undivided interest. In connection with the issuance of any new Certificate under this Section, the Owner Trustee may require the payment by the related

Holder of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation thereto. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 3.06. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar, any Paying Agent and any of their respective agents may treat the Person in whose name such Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar, any Paying Agent or any of their respective agents shall be affected by any notice to the contrary.

         Section 3.07. Access to List of Certificateholders' Names and Addresses. The Owner Trustee shall furnish or cause to be furnished to the Servicer, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Servicer, a list, in such form as the Servicer may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders, or one or more Certificateholders evidencing not less than 25% of the Voting Interest thereof (hereinafter referred to as "Applicants"), apply in writing to the Owner Trustee, and such application states that the Applicants desire to communicate with other Certificateholders with respect to their rights hereunder or under the Certificates and such application is accompanied by a copy of the communication that such Applicants propose to transmit, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access, during normal business hours, to the current list of Certificateholders. Every Certificateholder, by receiving and holding a Certificate, agrees with the Servicer, the Seller and the Owner Trustee that none of the Servicer, the Seller or the Owner Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

         Section 3.08. Maintenance of Office or Agency. ________________, as agent for the Owner Trustee, shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Owner Trustee hereby designates the office of ______________ at the address provided under the definition of the term "Owner Trustee Corporate Trust Office" as its office for such purposes. The Owner Trustee shall give prompt written notice to the Seller, the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         Section 3.09. Temporary Certificates. Pending the preparation of Definitive Certificates, the Owner Trustee, on behalf of the Trust, may execute, authenticate and deliver, temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Certificates in lieu of which they are issued. If temporary Certificates are issued, the Seller shall cause Definitive Certificates to be prepared without unreasonable delay. After the preparation of Definitive Certificates, the temporary Certificates shall be exchangeable for Definitive Certificates upon surrender of the temporary Certificates at the office or agency to be maintained as provided in Section 3.08, without charge to the Holder thereof. Upon surrender for cancellation of any one or more temporary Certificates, the Owner Trustee shall execute and authenticate and deliver in exchange therefor a like principal amount of Definitive Certificates in authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits hereunder as Definitive Certificates.

         Section 3.10. Appointment of Paying Agent. The Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.02(a) and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent initially shall be ______________ and any co-paying agent chosen by the Paying Agent that is acceptable to the Owner Trustee. Each Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owner Trustee. In the event that ______________ shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that, as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.01, 7.03, 7.04 and 8.01 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise. If the long term debt rating of the Paying Agent shall not be at least Baa3 from Moody's and BBB- from Standard & Poor's, the Rating Agencies shall be given notice of such lower long term debt rating.

         Section 3.11.    Ownership by the Seller of Certificates.

         (a) The Seller shall on the Closing Date purchase from the Underwriters Certificates representing at least 1% of the Original Certificate Balance and shall thereafter retain beneficial and record ownership of Certificates representing at least 1% of the Certificate Balance. Any attempted transfer of any Certificate that would reduce such interest of the Seller below 1% of the Certificate Balance shall be void. The Owner Trustee shall cause any Certificate issued to the Seller on the Closing Date (and any Certificate issued in exchange therefor) to contain a legend stating "THIS CERTIFICATE IS NON-TRANSFERABLE".

         (b) The Seller hereby agrees to be liable directly to any injured Person for the entire amount of any Losses (other than those incurred by a Securityholder in the capacity of an investor with respect to the Trust) arising out of or based on the arrangement created by this

Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Seller was a general partner.

         Section 3.12. Book-Entry Certificates. The Certificates upon original issuance will be issued in the form of one or more typewritten certificates representing the Book-Entry Certificates, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Trust; provided, however, that one Definitive Certificate (as defined below) may be issued to the Seller pursuant to Section 3.11. The certificate or certificates delivered to DTC evidencing such Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner (other than the Seller) shall receive a Definitive Certificate representing such Certificate Owner's interest in the Certificates, except as provided in Section 3.14. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to Certificate Owners pursuant to Section 3.14:

                 (a) the provisions of this Section shall be in full force and effect;

                 (b) the Seller, the Servicer, the Certificate Registrar and the Owner Trustee, subject to the provisions and limitations of Sections 2.03 and 2.06, may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the authorized representative of the Certificate Owners;

                 (c) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

                 (d) the rights of Certificate Owners shall be exercised only through the Clearing Agency (or through procedures established by the Clearing Agency) and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency or the Clearing Agency Participants; pursuant to the Certificate Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 3.14, the Clearing Agency shall make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Certificates to such Clearing Agency Participants; and

                 (e) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Certificateholders evidencing a specified percentage of the Certificate Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners or Clearing Agency Participants owning or representing, respectively, such required percentage and has delivered such instructions to the Owner Trustee.

         Section 3.13. Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders is required hereunder, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.14, the Owner Trustee and the Servicer shall give all such notices and communications specified herein to be given to Certificateholders to the Clearing Agency.

         Section 3.14. Definitive Certificates. If (i)(A) the Administrator advises the Owner Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as described in the Certificate Depository Agreement and (B) the Trustee or the Administrator is unable to locate a qualified successor, (ii) the Administrator, at its option, advises the Owner Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default or a Servicer Default, Certificate Owners representing beneficial interests aggregating not less than 51% of the Voting Interest thereof advise the Owner Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, then the Clearing Agency shall notify all Certificate Owners and the Owner Trustee of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Owner Trustee by the Clearing Agency of the Certificates evidencing the Book-Entry Certificates, accompanied by registration instructions from the Clearing Agency for registration, the Owner Trustee shall issue the Definitive Certificates and deliver such Definitive Certificates in accordance with the instructions of the Clearing Agency. Neither the Seller, the Certificate Registrar nor the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Owner Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder. The Owner Trustee shall not be liable if the Owner Trustee or the Administrator is unable to locate a qualified successor Clearing Agency. The Definitive Certificates shall be printed, lithographed or engraved or may be produced in any manner as is reasonably acceptable to the Owner Trustee, as evidenced by its execution thereof.

         Section 3.15.    Repayment of Certificates.

         (a) In the event of an Optional Purchase or an Auction, the Certificates will be prepaid in whole, but not in part, at a prepayment price equal to the Certificate Balance plus accrued interest thereon at the Pass-Through Rate.

         (b) The Certificates will be subject to prepayment in part on the Distribution Date on or immediately following the last day of the Funding Period in the event that more than $100,000 of the Pre-Funded Amount remains on deposit in the Pre-Funding Account, after giving effect to the purchase of any Subsequent Receivables on such date (a "Mandatory Prepayment"). The aggregate principal amount of Certificates to be prepaid will be an amount equal to the Pre-Funded Percentage of the Certificates multiplied by the Pre-Funded Amount then on deposit in the Pre-Funding Account.

                                  ARTICLE FOUR

                            ACTIONS BY OWNER TRUSTEE

         Section 4.01. Prior Notice to Owners with Respect to Certain Matters. Subject to the provisions and limitations of Section 4.04, with respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Owners shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Owners have withheld consent or provided alternative direction:

                 (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Receivables) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Receivables);

                 (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

                 (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

                 (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Owners;

                 (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Owners; or

                 (f) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent for the Notes or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent, Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

         Section 4.02. Action by Owners with Respect to Certain Matters. Subject to the provisions and limitations of Section 4.04, the Owner Trustee shall not have the power, except upon the direction of the Owners, to (i) remove the Administrator pursuant to Section 8 of the Administration Agreement,
(ii) appoint a successor Administrator pursuant to Section 8 of the Administration Agreement, (iii) remove the Servicer pursuant to Section 9.01 of the Sale and Servicing Agreement, (iv) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture,
(v) initiate any claim, suit or proceeding by the Trust or compromise any claim, suit or proceeding brought by or against the Trust, (vi) authorize the merger or consolidation of the Trust with or into any other business trust or other Person or entity (other than in accordance with Section 3.10 of the Indenture) or

(vii) amend the Certificate of Trust. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Owners.

         Section 4.03. Action by Owners with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary Proceeding in bankruptcy with respect to the Trust without the unanimous prior approval of all Certificateholders (including the Seller) and the delivery to the Owner Trustee by each Certificateholder certifying that such Certificateholder reasonably believes that the Trust is insolvent.

         Section 4.04. Restrictions on Owners' Power. The Owners shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the other Basic Documents or would be contrary to the purpose of this Trust as set forth in Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

         Section 4.05. Majority Control. Except as expressly provided herein, any action that may be taken by the Owners under this Agreement may be taken by Certificateholders evidencing not less than a majority of the Certificate Balance. Except as expressly provided herein, any written notice of the Owners delivered pursuant to this Agreement shall be effective if signed by Certificateholders evidencing not less than a majority of the Certificate Balance at the time of the delivery of such notice.

                                  ARTICLE FIVE

                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

         Section 5.01. Certificate Distribution Account. The Owner Trustee shall possess all right, title and interest in funds on deposit from time to time in the Certificate Distribution Account and in the proceeds thereof. Except as otherwise expressly provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders. If, at any time, the Certificate Distribution Account ceases to be an Eligible Account, the Owner Trustee (or the Seller on behalf of the Owner Trustee, if the Certificate Distribution Account is not then held by the Owner Trustee or an Affiliate thereof) shall within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency must consent) establish a new Certificate Distribution Account as an Eligible Account and shall transfer any cash or any investments to such new Certificate Distribution Account.

         Section 5.02.    Application of Trust Funds.

         (a) On each Distribution Date, the Owner Trustee shall distribute to the Certificateholders, pro rata, amounts deposited in the Certificate Distribution Account pursuant to Section 6.07 of the Sale and Servicing Agreement with respect to such Distribution Date.

         (b) On each Distribution Date, the Owner Trustee shall send to each Certificateholder the statement or statements provided to the Owner Trustee by the Servicer pursuant to Section 6.12 of the Sale and Servicing Agreement with respect to such Distribution Date.

         (c) In the event that any withholding Tax is imposed on the Trust's payment (or allocations of income) to an Owner, such Tax shall reduce the amount otherwise distributable to such Owner in accordance with this Section. The Owner Trustee is hereby authorized and directed to retain, from amounts otherwise distributable to the Owners, sufficient funds for the payment of any Tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such Tax in appropriate Proceedings, and withholding payment of such Tax, if permitted by law, pending the outcome of such Proceedings). The amount of any withholding Tax imposed with respect to an Owner shall be treated as cash distributed to such Owner at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding Tax is payable with respect to a distribution, the Owner Trustee may in its sole discretion withhold such amounts in accordance with this paragraph.

         Section 5.03. Method of Payment. Subject to Section 9.01(c) respecting the final payment upon retirement of each Certificate, distributions required to be made to each Certificateholder on the related Record Date shall be made by check mailed to such Certificateholder at the address of such Certificateholder appearing in the Certificate Register (or, if DTC, its nominee or a Clearing Agency is the relevant Certificateholder, by wire transfer of immediately available funds or pursuant to other arrangements), the amount to be distributed to such Certificateholder pursuant to such Certificateholder's Certificates.

         Section 5.04. No Segregation of Monies; No Interest. Subject to Sections 5.01 and 5.02, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Sale and Servicing Agreement, and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

         Section 5.05. Accounting and Reports. The Owner Trustee shall (i) maintain (or cause to be maintained) the books of the Trust on a calendar year basis and the accrual method of accounting, (ii) deliver to each Owner, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each Owner to prepare its federal and state income tax returns, (iii) file such tax returns relating to the Trust (including a partnership information return, IRS Form 1065) and make such elections as from time to time may be required or appropriate under any applicable state or federal statute or any rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for federal income tax purposes, (iv) cause such tax returns to be signed in the manner required by law and (v) collect or cause to be collected any withholding Tax as described in and in accordance with Section 5.02(c) with respect to income or distributions to Owners. The Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables. The Owner Trustee shall not make the election provided under Section 754 of the Code.

         Section 5.06.    Signature on Returns; Tax Matters Partner.

         (a) The Seller shall sign on behalf of the Trust the tax returns of the Trust.

         (b) The Seller shall be the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.

                                  ARTICLE SIX

                     AUTHORITY AND DUTIES OF OWNER TRUSTEE

         Section 6.01. General Authority. Subject to the provisions and limitations of Sections 2.03 and 2.06, the Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party, each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any amendment or other agreement, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Basic Documents.

         Section 6.02. General Duties. Subject to the provisions and limitations of Sections 2.03 and 2.06, it shall be the duty of the Owner Trustee to discharge (or cause to be discharged through the Administrator or such agents as shall be appointed) all of its responsibilities pursuant to the terms of this Agreement and the other Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Owners, subject to the other Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any other Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

         Section 6.03.    Action Upon Instruction.

         (a) Subject to Article Four, in accordance with the terms of the Basic Documents, the Owners may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Owners pursuant to Article Four.

         (b) The Owner Trustee shall not be required to take any action hereunder or under any other Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in Liability on the part of the Owner Trustee, is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

         (c) If the Owner Trustee shall be unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any other Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Owners requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Owners received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement and the other Basic Documents, as it shall deem to be in the best interests of the Owners, and shall have no Liability to any Person for such action or inaction.

         (d) In the event the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or incomplete as to the course of action the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Owners requesting instruction and, to the extent the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall have no Liability, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Owners, and shall have no Liability to any Person for such action or inaction.

         Section 6.04. No Duties Except as Specified in this Agreement or in Instructions.

         (a) The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Owner Trustee. With respect to receipt of certificates and reports or other instruments required to be furnished to the Owner Trustee under this Agreement, the Owner Trustee shall only be required to examine them to determine whether they conform to the requirements of this Agreement. The Owner Trustee shall not be charged with knowledge of a failure by the Servicer to perform its duties under the relevant agreements which failure constitutes an Event of Default or a Servicer Default unless the Owner Trustee obtains actual knowledge of such failure as specified in this Agreement.

         (b) The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or Lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any other Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens (other than the Lien of the Indenture) on any part of the Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Trust Estate.

         Section 6.05. No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except in accordance with (i) the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) the other Basic Documents and (iii) any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

         Section 6.06. Restrictions. The Owner Trustee shall not take any action that (i) is inconsistent with the purposes of the Trust set forth in
Section 2.03 or (ii) to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for federal or state income tax purposes. The Owners shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

                                 ARTICLE SEVEN

                          CONCERNING THE OWNER TRUSTEE

         Section 7.01. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Trust Estate upon the terms of this Agreement and the other Basic Documents. The Owner Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in
Section 7.03 expressly made by the Owner Trustee. In particular, but not by way of limitation, and subject to the exceptions set forth in the preceding sentence:

                 (a) the Owner Trustee shall not be liable for any error in judgment made by a Responsible Officer of the Owner Trustee;

                 (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or any Owner;

                 (c) no provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial Liability in the performance of any of its rights or powers hereunder or under any other Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or Liability is not reasonably assured or provided to it;

                 (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes or the Certificates;

                 (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement, for the due execution hereof by the Seller or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate, or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Certificates, and the Owner Trustee shall in no event assume or incur any Liability, duty or obligation to any Noteholder or any Owner, other than as expressly provided for herein or expressly agreed to in the other Basic Documents;

                 (f) the Owner Trustee shall have no obligation or Liability (i) for the default or misconduct of the Administrator, the Seller, the Indenture Trustee or the Servicer under any of the Basic Documents or otherwise, (ii) to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer or the Seller under the Sale and Servicing

         Agreement, (iii) for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Securities or the Receivables or the investment of any monies by the Servicer before such monies are deposited into the Collection Account or (iv) to independently verify the existence or characteristics of the Receivables; and

                 (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of the Owners, unless such Owners have offered the Owner Trustee security or indemnity satisfactory to it against the Liabilities that may be incurred by the Owner Trustee therein or thereby; the right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

         Section 7.02. Furnishing of Documents. The Owner Trustee shall furnish to the Owners promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

         Section 7.03. Representations and Warranties. The Owner Trustee hereby represents and warrants to the Seller and the Owners that:

                 (a) It is a ____________ duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

                 (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

                 (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound or result in the creation or imposition of any Lien on the Trust Estate resulting from Proceedings by or Claims against the Owner Trustee individually that are unrelated to this Agreement or the other Basic Documents.

         Section 7.04.    Reliance; Advice of Counsel.

         (a) The Owner Trustee shall incur no Liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

         (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any other Basic Document.

         Section 7.05. Not Acting in Individual Capacity. Except as otherwise provided in this Article, in accepting the trusts hereby created, ______________ acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.

         Section 7.06. Owner Trustee Not Liable for Securities or Receivables. The recitals contained herein and in the Certificates (other than the signature of the Owner Trustee and the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, any other Basic Document, the Certificates (other than the signature of the Owner Trustee and the certificate of authentication on the Certificates and the representations and warranties in Section 7.03), the Notes or any Receivable or related document. The Owner Trustee shall at no time have any responsibility or Liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Seller or the Servicer with any representation or warranty made under any Basic Document or in any related document or the accuracy of any such warranty or representation; or any action of the Administrator, the Indenture Trustee or the Servicer taken in the name of the Owner Trustee.

         Section 7.07. Owner Trustee May Own Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Certificates or Notes and may deal with the Seller, the Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

                                 ARTICLE EIGHT

                         COMPENSATION OF OWNER TRUSTEE

         Section 8.01. Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Servicer and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Servicer for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

         Section 8.02. Indemnification. The Servicer shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any Loss that may at any time be imposed on, incurred by or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the other Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Servicer shall not be liable for or required to indemnify an Indemnified Party from and against any Loss arising or resulting from such Indemnified Party's own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in this Agreement). The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In the event of any Claim or Proceeding for which indemnity is sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Servicer, which approval shall not be unreasonably withheld.

         Section 8.03. Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article shall be deemed not to be a part of the Trust Estate immediately after such payment.

                                  ARTICLE NINE

                         TERMINATION OF TRUST AGREEMENT

         Section 9.01.    Termination of Trust Agreement.

         (a) This Agreement (other than Article Eight) shall terminate (and the Trust shall be deemed dissolved) and be of no further force or effect upon the earlier of (i) the maturity or liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust, (ii) payment to the Certificateholders of all amounts required to be paid to them pursuant to the terms hereof, (iii) the occurrence of an event described in Section 9.02, (iv) an Optional Purchase or an Auction or (v) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof. The bankruptcy, liquidation, dissolution, death or incapacity of any Owner shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Owner's legal representatives or heirs to claim an accounting or to take any Proceeding in any court for a partition or winding up of all or any part of the Trust or the Trust Estate or (iii) otherwise affect the rights, obligations and Liabilities of the parties hereto.

         (b) Notice of any termination of the Trust Agreement, specifying the Distribution Date upon which Certificateholders shall surrender their Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders mailed within five Business Days after receipt of notice thereof by the Owner Trustee, stating (i) the Distribution Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Paying Agent in the City of New York therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to
Section 5.02. In addition, the Owner Trustee shall notify each Rating Agency upon the final payment of the Certificates.

         (c) In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the United Way.

         (d) Upon the winding up of the Trust and its dissolution, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810(d) of the Business Trust Statute.

         Section 9.02.    Insolvency Event with Respect to Seller.

         (a) If an Insolvency Event occurs with respect to the Seller, the Receivables comprising the related Receivables Pool will be liquidated, this Agreement will terminate and the Trust will be deemed dissolved 90 days after the date of such Insolvency Event; unless, before the end of such 90 day period, the Owner Trustee shall have received written instructions from (i) Certificateholders representing more than 51% of the Voting Interest thereof, and (ii) Noteholders representing more than 51% of the Voting Interest thereof, voting together as a single Class; in each case to the effect that each such Person disapproves of the liquidation of the Receivables and dissolution of the Trust. Promptly after the occurrence of an Insolvency Event with respect to the Seller, notice thereof shall be given to the Securityholders by the Owner Trustee; provided, that any failure to give such notice shall not prevent or delay dissolution of the Trust. Upon any such dissolution of the Trust, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Certificate Distribution Account) in a commercially reasonable manner and on commercially reasonable terms.

         (b) The proceeds from any such sale, disposition or liquidation of the Receivables will be treated as collections on such Receivables and deposited into the Collection Account. If the proceeds from the liquidation of the Receivables and any amounts on deposit in the Trust Accounts are not sufficient to pay the Securities in full, such amounts shall be applied in the priorities set forth in Section 5.06(a) of the Indenture.

                                  ARTICLE TEN

                    SUCCESSOR AND ADDITIONAL OWNER TRUSTEES

         Section 10.01. Eligibility Requirements. The Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Business Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) a rating of at least Baa3 by Moody's and A-1 by Standard & Poor's.
If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the foregoing supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

         Section 10.02. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

         If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Owner Trustee.
If the Servicer shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

         Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Servicer shall provide notice of such resignation or removal of the Owner Trustee to each Rating Agency.

         Section 10.03. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall, upon payment of its fees and expenses, deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

         No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

         Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice thereof to the Securityholders, the Indenture Trustee and each Rating Agency. If the Administrator shall fail to mail such notice within ten days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

         Section 10.04. Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee may be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such corporation shall meet the eligibility requirements of Section 10.01; and provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to each Rating Agency.

         Section 10.05. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee, acting jointly, shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Administrator and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 10.01, except that such co-trustee or successor trustee shall have (or have a parent that has) a rating of at least Baa3 by Moody's and A-1 by Standard & Poor's, and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to
Section 10.03.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                 (a) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                 (b) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                 (c) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the Liability of or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

         Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

                                 ARTICLE ELEVEN

                                 MISCELLANEOUS

         Section 11.01.  Supplements and Amendments.

         (a) This Agreement may be amended without the consent of the Certificateholders to cure any ambiguity, correct or supplement any provision herein that may be inconsistent with any other provision herein, to add any other provisions with respect to matters or questions arising under this Agreement that are not inconsistent with the provisions hereof or to add or provide for any credit enhancement for the Certificates; provided, that any such action will not, in an Opinion of Counsel satisfactory to the Owner Trustee, materially and adversely affect the interests of any Securityholder.

         (b) This Agreement may also be amended from time to time with the consent of Certificateholders evidencing not less than 51% of the Voting Interest thereof, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, that no such amendment may (i) except as described above, increase or reduce in any manner the amount of or accelerate or delay the timing of collections of payments on or in respect of the Receivables or distributions on the Certificates or (ii) reduce the aforesaid percentage of the Certificate Balance of which the Certificateholders are required to consent to any such amendment, without the consent of all Certificateholders.

         (c) Prior to the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent, together with a copy thereof, to the Indenture Trustee, the Administrator and each Rating Agency.

         (d) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder. It shall not be necessary for the consent of Certificateholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by the Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

         (e) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

         (f) In connection with the execution of any amendment to this Agreement or any other Basic Document to which the Issuer is a party and for which amendment the Owner Trustee's consent is sought, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Basic Documents and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Issuer or the Owner Trustee, as the case may be, have been satisfied. The

Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

         Section 11.02. No Legal Title to Trust Estate in Owners. The Owners shall not have legal title to any part of the Trust Estate. The Owners shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles Five and Nine. No transfer, by operation of law or otherwise, of any right, title or interest of the Owners in and to their ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

         Section 11.03. Limitations on Rights of Others. Except for Section 2.07, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Seller, the Owners, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement (other than Section 2.07), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or Claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         Section 11.04. Notices. All demands, notices and communications under this Agreement or any Supplement shall be in writing and shall be delivered or mailed by registered or certified first class United States mail (postage prepaid, return receipt requested), hand delivery, prepaid courier service or telecopier, and addressed in each case as follows: (i) if to the Owner Trustee, at the Owner Trustee Corporate Trust Office; (ii) if to the Seller, at 22840 Savi Ranch Parkway, Yorba Linda, California 92687, Attention:
Senior Vice President; (iii) if to the Certificate Registrar or the agent for the Owner Trustee, at the address indicated under the definition of "Owner Trustee Corporate Trust Office"; or (iv) with respect to any of the foregoing Persons, at such other address as shall be designated by such Person in a written notice to the other foregoing Persons. Delivery shall occur only upon actual receipt or rejected tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register.
Any notice so mailed within the time prescribed by this Agreement shall be conclusively presumed to have been duly given, whether or not the related Certificateholder receives such notice.

         Section 11.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement, including any supplement or amendment hereto, shall be for any reason whatsoever held invalid or unenforceable, then such covenants, agreements, provisions and terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement, as the same may be supplemented or amended, and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or any Supplement or amendment hereto or of the Certificates or the rights of the Holders thereof.

         Section 11.06. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

         Section 11.07. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the parties hereto and each Owner and their respective permitted successors and assigns. Any request, notice, direction, consent, waiver or other instrument or action by an Owner shall bind the permitted successors and assigns of such Owner.

         Section 11.08.  No Petition.

         (a) The Seller shall not at any time institute against the Trust any bankruptcy Proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the other Basic Documents.

         (b) The Owner Trustee, by entering into this Agreement, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Seller, the Servicer or the Trust, or join in any institution against the Seller, the Servicer or the Trust of, any bankruptcy Proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Securities, this Agreement or any of the other Basic Documents.

         Section 11.09. No Recourse. Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder's Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Seller, the Servicer, the Seller, the Administrator, the Owner Trustee, the Indenture Trustee or any of their respective Affiliates and no recourse may be had against such Persons or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the other Basic Documents.

         Section 11.10. Certificates Nonassessable and Fully Paid. The Certificateholders shall not be personally liable for the obligations of the Trust. The interests represented by the Certificates shall be nonassessable for any Losses of the Trust or for any reason whatsoever and, upon authentication thereof pursuant to Section 3.03, the Certificates shall be deemed fully paid.

         Section 11.11. Table of Contents and Headings. The Table of Contents and Article and Section headings herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 11.12. Governing Law. This Agreement shall be created under and governed by and construed under the internal laws of the State of Delaware, without regard to any otherwise applicable principles of conflicts of laws.

         Section 11.13. Seller Payment Obligation. The Seller shall be responsible for payment of the Administrator's compensation pursuant to Section 3 of the Administration Agreement and shall reimburse the Administrator for all Liabilities of the Administrator incurred thereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                             FLEETWOOD CREDIT RECEIVABLES CORP.,
                                               as Seller



                                             By:
                                                -------------------------------
                                                 Name:
                                                 Title:

                                             ---------------------------------.
                                             as Owner Trustee





                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT A


                    FORM OF CERTIFICATE DEPOSITORY AGREEMENT

                                                                       EXHIBIT B


                            CERTIFICATE OF TRUST OF
               FLEETWOOD CREDIT RV RECEIVABLES 199 -  OWNER TRUST

         This Certificate of Trust of Fleetwood Credit RV Receivables 199 - Owner Trust (the "Trust"), dated as of ______________, 199 , is being duly executed and filed by ________________, a ______________, as trustee (the
"Trustee"), to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

         1. Name. The name of the business trust formed hereby is Fleetwood Credit RV Receivables 199 - Owner Trust.

         2. Delaware Trustee. The name and business address of the Trustee in the State of Delaware is _________________, Attention:
________________.

         IN WITNESS WHEREOF, the undersigned, being the sole Trustee, has executed this Certificate of Trust as of the date first above written.

                                             ----------------------------,
                                             as Trustee



                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT C


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                    [TO BE INSERTED ON SELLER CERTIFICATE --
                     THIS CERTIFICATE IS NON-TRANSFERABLE]

               FLEETWOOD CREDIT RV RECEIVABLES 199__ -__ OWNER TRUST

                         ____% ASSET BACKED CERTIFICATE

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes, among other things, a pool of simple interest retail installment sale contracts secured by new and used recreational vehicles sold to the Trust by Fleetwood Credit Receivables Corp. The Certificate Final Distribution Date is _________ ___, ____.

(This Certificate does not represent an interest in or obligation of Fleetwood Credit Receivables Corp., Fleetwood Credit Corp., Associates First Capital Corporation or any of their respective affiliates, and is not a deposit and is not insured by the Federal Deposit Insurance Corporation.)

NUMBER C-1                                                   $_________________
                                                          CUSIP NO. ___________

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of a __________ Dollar ($___________) nonassessable, fully-paid, fractional undivided interest in the Fleetwood Credit RV Receivables 199__-__ Owner Trust (the "Trust") formed by Fleetwood Credit Receivables Corp., a California corporation (the "Seller").

         The Trust was created pursuant to a Trust Agreement, dated as of ____________, 199__, (as amended, restated or supplemented from time to time, the "Trust Agreement"), among the Seller and ____________, a __________, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Trust Agreement.

         This Certificate is one of the duly authorized Certificates designated as "____% Asset Backed Certificates" (the "Certificates"). Also issued by the Trust, under an indenture, dated as of ____________ 1, 199__ (the "Indenture"), between the Trust and ____________, a

___________, as Indenture Trustee, are three Classes of Notes designated as "____% Asset Backed Notes, Class A-1", "____% Floating Rate Asset Backed Notes, Class A-2" and "____% Asset Backed Notes, Class A-3" (collectively, the "Notes"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Under the Trust Agreement, there will be distributed on the fifteenth day of each month or, if any such day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), commencing on _______, 199 and ending no later than ______, ____, to the Person in whose name this Certificate is registered at the close of business on the last calendar day immediately preceding the related Distribution Date or, if Definitive Certificates are issued, the last day of the immediately preceding calendar month (each, a "Record Date"), such Certificateholder's fractional undivided interest in the amount to be distributed to Certificateholders on such Distribution Date.

         The Holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders to the extent described in the Sale and Servicing Agreement and the Indenture.

         It is the intent of the Seller, the Servicer and the Certificateholders that, for federal, state and local income, single business and any other income tax purposes, the Trust will be treated as a partnership and the Certificateholders (including the Seller) will be treated as partners in such partnership. The Seller and the other Certificateholders, by acceptance of a Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as partnership interests in the Trust.

         Each Certificateholder or Certificate Owner, by its acceptance of a Certificate or, in the case of a Certificate Owner, a beneficial interest in a Certificate, covenants and agrees that such Certificateholder or Certificate Owner, as the case may be, will not at any time institute against the Trust, the Servicer or the Seller, or join in any institution against the Trust, the Servicer or the Seller of, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Securities, the Trust Agreement or any of the other Basic Documents.

         Distributions on this Certificate will be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Paying Agent or the office or agency maintained for that purpose by the Owner Trustee in The City of New York.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or any other Basic Document or be valid for any purpose.

         THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                            [REVERSE OF CERTIFICATE]

         The Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, the Owner Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement or the other Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), in each case as more specifically set forth herein and in the Sale and Servicing Agreement.

         The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Trust Agreement at any time by the parties thereto with the consent of Certificateholders evidencing not less than 51% of the Voting Interest thereof. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of any Certificateholders.

         As provided in the Trust Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained in The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is ______________.

         Except as provided in the Trust Agreement, the Certificates are issuable only as registered Certificates without coupons in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof.
As provided in the Trust Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any Tax or governmental charge payable in connection therewith.

         The Owner Trustee, the Certificate Registrar, the Paying Agent and any of their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar, the Paying Agent or any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Trust Estate. The Seller may at its option purchase the Trust Estate at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust Estate will effect early retirement of the Certificates; however, such right of purchase is exercisable only as of any Distribution Date as of which (i) the Aggregate Scheduled Balance is less than or equal to 10% of the Cut-Off Date Aggregate Scheduled Balance and (ii) the aggregate outstanding principal amount of the Securities is less than 5% of the aggregate outstanding principal amount of the Securities as of the Closing Date.

         The Certificates may not be acquired by a Benefit Plan. By accepting and holding this Certificate, the Holder hereof or, in the case of Book-Entry Certificate, by accepting a beneficial interest in this Certificate, the related Certificate Owner, shall be deemed to have represented and warranted that it is not a Benefit Plan and is not acquiring this Certificate or an interest therein for the account of a Benefit Plan.

         IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.



Dated:                 199                 FLEETWOOD CREDIT RV RECEIVABLES
      ----------------,                    199 -  OWNER TRUST

                                           By:
                                           -----------------------------------
                                           as Owner Trustee



                                           By:
                                              ---------------------------------
                                                   Authorized Signatory


                 OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates referred to in the within-mentioned Trust Agreement.



----------------------------,                 --------------------------------,
 as Certificate Registrar                     as Owner Trustee

                                                          OR

By:                                           By:
   ------------------------                      ------------------------------
   Authorized Signatory                          Authorized Signatory

                                   ASSIGNMENT


    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE



--------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)


--------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


--------------------------------------------------------------------------------
to transfer such Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:
      ---------------
Signature Guaranteed:


---------------------------------------------------         ---------------------------------------------------
NOTICE:  Signature(s) must be guaranteed by an              NOTICE:  The signature to this assignment must
eligible guarantor institution.                             correspond with the name of the registered owner
                                                            as it appears on the face of the within
                                                            Certificate in every particular, without
                                                            alteration or enlargement or any change whatever.

